Lynda R. Keeton CPA, LLC.

September 5, 2007

To Whom It May Concern:

Lynda R. Keeton CPA, LLC, Certified Public Accountant, consents to the inclusion of our report of August 28, 2007 on the audited financial statements of Prevention Insurance.com for the year ended April 30, 2007, in the Company's Annual Form 10-KSB filing to be filed with the U.S. Securities and Exchange Commission under the 1934 Securities Exchange Act.

Professionally,


/s/ Lynda R. Keeton CPA, LLC
----------------------------
Lynda R. Keeton CPA, LLC


Quality And Integrity Are Essential In Business

3145 E. Warm Springs Rd., Suite 300
Las Vegas, Nevada 89120
(702) 914-0253
Fax: (702) 914-0293